UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

___________________________________

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

August 21, 2007

RG AMERICA, INC.
(Exact name of registrant as specified in its charter)

Nevada	0-80429	75-2823489
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer Identification No.)
of incorporation)

1507 Capital Avenue, Suite 101
Plano, TX 75074
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (972) 919-4774

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On August 23, 2007, the OTC Bulletin Board added an “E” to the end of the ticker symbol for the Company’s Common Stock as the Company had failed to make its required periodic June 30, 2007 10-QSB report with the Securities and Exchange Commission. The Company has been unable to file its 10-June 30, 2007 10-QSB because it is unable to engage and compensate its independent auditor to review its financial statements.

On August 24, 2007, the Company received from the NASD a notification dated August 21, 2007 whose subject was an Over-the-Counter Bulletin Board (“OTCBB”) Ineligibility Notification. Pursuant to NASD Rule 6530(e) any OTCBB issuer that is delinquent in its reporting obligations three times in a 24-month period is ineligible for quotation on the OTCBB for a period of one year. The Company has been delinquent three times in the past 24-month period. Accordingly the Company’s securities will be removed from quotation on the OTCBB, effective at the open of business on August 30, 2007.

Subsequently, the Company believes that the common stock will be quoted on the Pink Sheets. However, the Company has no control over its market makers’ activities.

The Company is making every effort to file its required periodic reports, however the Company is unable to predict the resolution if any of its reporting requirement issues.

Item 9.01 Financial Statements and Exhibits.

Exhibit 99.1	NASD Letter dated August 21, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 4, 2007	RG AMERICA, INC.

	By:	/s/ James A. Rea
James A. Rea
Chief Operating Officer